Exhibit 99.1
News Release
CONTACT:
Mr. Frank Cesario,
INTERNET: iscoir@iscointl.com
PHONE: 847-391-9492

ISCO International Introduces Gordon Reichard, Jr. as CEO

Elk Grove Village, IL (March 10, 2008) -- ISCO International, Inc. (AMEX: ISO), a leading provider of radio-frequency management and interference-control systems for the wireless telecommunications industry, today introduced Mr. Gordon Reichard, Jr. as ISCO’s Chief Executive Officer.

Mr. Reichard has worked in several functions within the telecommunications and technology sectors, including President and GM at Ameritech, President, CEO and Founder of Telenisus, and Vice President of Marketing at Westell.  Mr. Reichard began his career as an Electrical Engineer with Zenith Electronics, and then Product and Sales positions at US Robotics/3Com.

“We believe Gordon is very well suited to take ISCO, including the recently acquired Clarity, to the next level of performance”, said ISCO’s Interim Chief Executive Officer, Ralph Pini.  “Gordon understands how to effectively market telecommunications products and services, including how to maximize product distribution through available sales channels.  He brings precisely the skills we were looking for as we seek to grow the company.”

“I am excited to be assuming the role as CEO of ISCO International”, said Mr. Reichard.  “ISCO competes in a growing wireless industry with a variety of unique, valuable software and hardware intellectual property.  Globally, we see a continuous introduction of new wireless data services and applications in the service provider, public safety and commercial marketplaces that represent tremendous opportunity for new ISCO products and services.”

Mr. Pini will return to his role as Chairman of the Board of Directors.

About ISCO International and Clarity Communication Systems

ISCO International (www.iscointl.com) is a leading global supplier of radio frequency management and interference-control systems for the wireless telecommunications industry and mobile operators. Clarity (www.claritycsi.com) specializes in the design, development and deployment of solutions for mobile devices and wireless networks.  ISCO acquired Clarity during January 2008.  Combined, the companies provide the wireless market with highly differentiated solutions, including adaptive interference management; PoC and PTx applications and hosted solutions; RF conditioning for all wireless technologies; location based applications and services; and novel, situational aware applications that combine both PoC and location enablement.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company's ability to obtain current financing to sustain operations, market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K, as amended. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.